 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 1996

                                                REGISTRATION NO. 333-14035
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                                AMENDMENT

                                 NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                           MICRON ELECTRONICS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                --------------

            MINNESOTA                                    82-0446109
 (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

                             900 EAST KARCHER ROAD
                              NAMPA, IDAHO 83687
                                (208) 893-3434
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 T. ERIK OAAS
              VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                           MICRON ELECTRONICS, INC.
                             900 EAST KARCHER ROAD
                              NAMPA, IDAHO 83687
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                --------------

                                COPIES TO:
                               LARRY W. SONSINI
                                 JOHN A. FORE

                     WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                (415) 493-9300
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                            PROPOSED MAXIMUM
                                                               AGGREGATE                AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      OFFERING PRICE(1)(2)     REGISTRATION FEE(3)
------------------------------------------------------------------------------------------------------
Debt Securities and Common Stock, par value $0.01 per
 share.................................................       $75,000,000                $22,727
------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share, offered
 by selling shareholders...............................       $250,000,000               $75,758

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(1) Or (i) if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any Debt Securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.
(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Exclusive of accrued interest, if any, on the Debt Securities.

(3) Registration fee previously paid by registrant.

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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


PROSPECTUS
                                 $325,000,000

                           MICRON ELECTRONICS, INC.
  [LOGO]               DEBT SECURITIES AND COMMON STOCK
                                --------------

  Micron Electronics, Inc. ("MEI" or the "Company") from time to time may offer its debt securities consisting of debentures, notes, bonds and/or other unsecured evidences of indebtedness in one or more series ("Debt Securities") and shares of Common Stock, $.01 par value, of the Company ("Common Stock"), which together have an aggregate initial public offering price of up to $75,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units ("ECU"). In addition, certain shareholders of the Company (the "Selling Shareholders") may from time to time offer shares of Common Stock, which together have an aggregate initial public offering price of up to $250,000,000. The Debt Securities and the Common Stock (collectively, the "Securities") may be offered, separately or together, in separate series, in amounts, at prices, and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

  The Securities may be sold for U.S. Dollars, one or more foreign currencies or composite currencies or amounts determined by reference to an index and the principal of and any interest on the Debt Securities may likewise be payable in U.S. Dollars, one or more foreign currencies or composite currencies or amounts determined by reference to an index.

  The specific terms of the Securities in respect of which this Prospectus is being delivered, such as (i) in the case of Debt Securities, the specific designation, aggregate principal amount, a purchase price, currency, denomination, maturity, premium, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or the Holder or for sinking fund payments, any conversion or exchange provisions and the initial public offering price and (ii) in the case of Common Stock, the number of shares offered for sale by the Company and the Selling Shareholders, if any, certain information with respect to the Selling Shareholders, if any, and the initial public offering price or method of determining the initial public offering price, will be, where applicable, set forth in an accompanying Prospectus Supplement. See "Description of Debt Securities" and "Description of Capital Stock."

  Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in the accompanying Prospectus Supplement.

  SEE "RISK FACTORS" ON PAGE 3 OF THIS PROSPECTUS FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES.
                                --------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                --------------

  The Securities may be sold through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The Securities may also be sold directly by the Company or the Selling Shareholders or through agents designated from time to time. If any underwriters or agents are involved in the sale of the Securities, their names, the principal amount of Securities to be purchased by them and any applicable fee, commission or discount arrangements with them will be set forth in the Prospectus Supplement. See "Plan of Distribution."
                                --------------

  This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

             THE DATE OF THIS PROSPECTUS IS OCTOBER 21, 1996.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the Nasdaq National Market under the symbol "MUEI." Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the World Wide Web site is http://www.sec.gov.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus which constitutes part of the Registration Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

  Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company, reference is made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed with the Commission and are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 29, 1996; and

    (b) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A (No. 0-17932) filed on August 16, 1989.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement of which this Prospectus forms a part and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement or this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. Requests should be directed to T. Erik Oaas, Vice President, Finance and Chief Financial Officer, Micron Electronics, Inc., 900 East Karcher Road, Nampa, Idaho 83687, telephone (208) 893-3434.

                                  THE COMPANY

  Micron Electronics, Inc. ("MEI" or the "Company") is a leading provider of PC systems through the direct sales channel in the United States. The Company's PC operations develop, market, manufacture, sell and support a range of memory-intensive, high performance desktop and notebook PC systems and network servers under the Micron brand name. In addition to its PC operations, the Company has contract manufacturing and component recovery operations. The Company's wholly-owned subsidiary, Micron Custom Manufacturing Services, Inc., is a contract manufacturer specializing in the assembly of custom complex printed circuit boards, memory modules and system level products. The Company's component recovery operations recover, assemble, test, grade and market nonstandard random access memory components not meeting full industry specifications.

  On April 7, 1995, Micron Computer, Inc. and the former Micron Custom Manufacturing Services, Inc., then subsidiaries of the Company's parent, Micron Technology, Inc., merged with and into ZEOS International, Ltd., and the surviving corporation's name was changed to "Micron Electronics, Inc." The Company is incorporated in Minnesota, its executive offices are located at 900 East Karcher Road, Nampa, Idaho, 83687, and its telephone number is (208) 893-3434.

                                 RISK FACTORS

  Prior to making an investment decision with respect to the Securities offered hereby, prospective investors should carefully consider the specific factors set forth under the caption "Risk Factors" in the applicable Prospectus Supplement pertaining thereto, together with all of the other information appearing herein or therein or incorporated by reference herein, in light of their particular investment objectives and financial circumstances.

                                USE OF PROCEEDS

  Unless otherwise indicated in an accompanying Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Securities will be used for general corporate purposes, including capital expenditures and to meet working capital needs. In addition, the Company from time to time considers acquisitions of complementary businesses, assets or technologies, and although there are no current agreements or understandings with respect to any such acquisitions, and the Company is not currently negotiating any potential acquisition, the Company desires to be able to respond to opportunities as they arise. Pending such uses, the Company will invest the net proceeds in interest-bearing securities.

  The Company will not receive any of the proceeds from the sale, if any, of shares of Common Stock by the Selling Shareholders. See "Selling
Shareholders."

                      RATIO OF EARNINGS TO FIXED CHARGES

  Set forth below is the ratio of earnings to fixed charges for each of the years in the five-year period ended August 29, 1996. For the purpose of calculating such ratios, "earnings" consist of income from continuing operations before income taxes plus fixed charges and "fixed charges" consist of interest expense (net of capitalized portion) and capitalized interest.

                                                  FISCAL YEAR ENDED
                                      ------------------------------------------
                                                        SEPT.
                                      SEPT. 3, SEPT. 2,   1,   AUG. 31, AUG. 29,
                                        1992     1993    1994    1995     1996
                                      -------- -------- ------ -------- --------
Ratio of Earnings to Fixed Charges...   6.3x    39.5x   131.1x  199.8x   159.0x

                        DESCRIPTION OF DEBT SECURITIES

  The following statements with respect to the Debt Securities are summaries of, and subject to, the detailed provisions of an indenture (the "Indenture") entered into between the Company and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference. Section and Article references used herein are references to the Indenture.

  The Debt Securities may be issued from time to time in one or more series. The particular terms of each series of Debt Securities offered by any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements relating to such series.

GENERAL

  The Indenture does not limit the aggregate amount of Debt Securities which may be issued thereunder and Debt Securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized by the Company for each series. The Debt Securities will be unsecured obligations of the Company.

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Debt Securities in respect of which this Prospectus is being delivered: (1) the title of the Debt Securities; (2) any limit on the aggregate principal amount of the Debt Securities; (3) the Person to whom any interest on a Debt Security shall be payable, if other than the person in whose name that Debt Security is registered on the Regular Record Date; (4) the date or dates on which the principal of the Debt Securities will be payable; (5) the rate or rates at which the Debt Securities will bear interest, if any, or the method by which such rate or rates are determined, the date or dates from which such interest will accrue, the Interest Payment Dates on which any such interest on the Debt Securities will be payable and the Regular Record Date for any interest payable on any Interest Payment Date, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months; (6) the place or places where the principal of and any premium and interest on the Debt Securities will be payable; (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation of the Company, if any, to redeem or repurchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the Holders and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Debt Securities; (9) the denominations in which any Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (10) the currency, currencies or currency units in which payment of principal of and any premium and interest on any Debt Securities shall be payable if other than United States dollars; (11) any index, formula or other method used to determine the amount of payments of principal of and any premium and interest on the Debt Securities; (12) if the principal of or any premium or interest on any Debt Securities is to be payable, at the election of the Company or the Holders, in one or more currencies or currency units other than that or those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on such Debt Securities shall be payable, and the periods within which and the terms and conditions upon which such election is to be made; (13) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon declaration of the acceleration of the Maturity thereof; (14) the applicability of any provisions described under "Defeasance"; (15) whether any of the Debt Securities are to be issuable in permanent global form and, if so, the Depositary or Depositaries for such Global Security and the terms and conditions, if any, upon which interests in such Debt Securities in global form may be exchanged, in whole or in part, for the individual Debt Securities represented thereby; (16) the Security Registrar, if other than the Trustee, and the entity who will be the Paying Agent; (17) any Events of Default, with respect to the Debt Securities of such series, if not otherwise set forth under "Events of Default"; (18) the terms and conditions, if any, pursuant to which such Debt Securities are convertible into or exchangeable for Common Stock or other securities; and (19) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

  Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount from their principal amount. (Section 301) United States Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

  If any of the Debt Securities are sold for any foreign currency or currency unit or if principal of, premium, if any, or interest, if any, on any of the Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Debt Securities and such foreign currency or currency unit will be specified in the Prospectus Supplement relating thereto.

EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities will be payable, and the exchange of and the transfer of Debt Securities will be registrable, at the office or agency of the Company maintained for such purpose and at any other office or agency maintained for such purpose. (Sections 305 and 1002) Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be issued in denominations of $1,000 or integral multiples thereof. (Section 302) No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 305)

  All moneys paid by the Company to a Paying Agent for the payment of principal, premium, if any, or interest, if any, on any Debt Security which remain unclaimed for two years after such principal, premium, or interest has become due and payable may be repaid to the Company, and thereafter the Holder of such Debt Security may look only to the Company for payment thereof. (Section 1003)

  In the event of any redemption, the Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities of that series to be redeemed and ending at the close of business on the day of such mailing or
(ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part. (Section 305)

BOOK-ENTRY DEBT SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (a "Depositary") or its nominee identified in an applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in any other circumstances described in an applicable Prospectus Supplement.

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in an applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

  Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such depositary or its nominee ("Participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to Participants or Persons that may hold interests through participants. Ownership of beneficial interests by Participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through Participants will be shown on, and the transfer of that ownership interest within such Participant will be effected only through, records maintained by such Participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, owners of beneficial interests in such Global Securities will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form, and will not be considered the owners or Holders thereof for any purpose under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that, under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under Indenture, the Depositary would authorize the Participants to give such notice or take such action, and participants would authorize beneficial owners owning through such Participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  Principal of and any premium and interest on a Global Security will be payable in the manner described in an applicable Prospectus Supplement. Payment of principal of, and any premium or interest on, Debt Securities registered in the name of or held by a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent, or the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

COVENANTS OF THE COMPANY

  Except as otherwise provided in the applicable Prospectus Supplement with respect to any series of Debt Securities, the Company is not restricted by the Indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock. The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provision that would require the Company to repurchase or redeem or otherwise modify the terms of any of its Debt Securities upon a change in control or other events involving the Company which may adversely affect the creditworthiness of the Debt Securities.

DEFEASANCE

  Unless otherwise specified in a Prospectus Supplement applicable to a particular series of Debt Securities, the Company, at its option, (i) will be deemed to have been discharged from its obligations with respect to the Debt Securities of such series (except for certain obligations, including obligations to register the transfer or exchange of Debt Securities of such series, to replace destroyed, stolen, lost, or mutilated Debt Securities of such series, and to maintain an office or agency in respect of the Debt Securities and hold moneys for payment in trust) or (ii) will be released from its obligations to comply with the covenants that are under "Covenants of the Company" above with respect to the Debt Securities of such series, and the occurrence of an event described in clause (d) under "Events of Default" below with respect to any defeased covenant and clauses (c) and (f) of the "Events of Default" below will no longer be an Event of Default if, in either case, the Company irrevocably deposits with the Trustee, in trust, money or direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable at the issuer's option ("U.S. Government Obligations") or certain depositary receipts therefor that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such series on the dates such payments are due in accordance with the terms of such Debt Securities. Such defeasance may be effected only if, among other things, (a) no Event of Default or event which with the giving of notice or lapse or time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit, (b) no Event of Default described under clause (c) under "Events of Default" below or event that with the giving of notice or lapse of time, or both, would become an Event of Default described under such clause (d) shall have occurred and be continuing at any time on or prior to the 90th calendar day following such date of deposit, (c) in the event of defeasance under clause (i) above, the Company has delivered an Opinion of Counsel, stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of the Indenture there has been a change in applicable federal law, in either case to the effect that, among other things, the Holders of the Debt Securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred, and (d) in the event of defeasance under clause (ii) above, the Company has delivered an Opinion of Counsel to the effect that, among other things, the Holders of the Debt Securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred. In the event the Company fails to comply with its remaining obligations under the applicable Indenture after a defeasance of such Indenture with respect to the Debt Securities of any series as described under clause (ii) above and the Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

SATISFACTION AND DISCHARGE

  The Company, at its option, may satisfy and discharge the Indenture (except for certain obligations of the Company and the Trustee, including, among others, the obligations to apply money held in trust) when (i) either (a) all Debt Securities previously authenticated and delivered (other than (1) Debt Securities that were destroyed, lost, or stolen and that have been replaced or paid and (2) Debt Securities for the payment of which money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all such Debt Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be,
(ii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company, and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the Indenture have been satisfied.

EVENTS OF DEFAULT

  Any one of the following events will constitute an Event of Default under the Indenture with respect to Debt Securities of any series (unless such event is specifically inapplicable to a particular series as described in the Prospectus Supplement relating thereto): (a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization involving the Company; and (f) any other Event of Default provided with respect to Debt Securities of that series. (Section 501) Pursuant to the Trust Indenture Act, the Trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of Debt Securities, to give to the Holders of the Debt Securities of such series notice of all such uncured defaults known to it (except that, in the case of a default in the performance of any covenant of the character contemplated in clause (d) of the preceding sentence, no such notice to Holders of the Debt Securities of such Series will be given until at least 30 calendar days after the occurrence thereof), except that, other than in the case of a default of the character contemplated in clause (a), (b), or (c) of the preceding sentence, the Trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders of the Debt Securities of such series.

  The Indenture provides that, subject to the duty of the Trustee thereunder during an Event of Default to act with the required standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601 and 603) Subject to certain provisions, including those requiring security or indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

  The Indenture provides that the Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive, financial or accounting officer of the Company as to his or her knowledge of the Company's compliance (without regard to any period of grace or requirement of notice) with all conditions and covenants of the Indenture. (Section 1004)

  If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. If an Event of Default under clause (e) above occurs, then the principal of, premium on, if any, and accrued interest on the Debt Securities of that series will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Debt Securities of that series. (Section 502)

  No Holder of any Debt Security of any series has any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, such limitations generally do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal or interest on such Debt Security on or after the respective due dates expressed in such Debt Security. (Section 508)

MEETINGS, MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, rate of interest on or any premium payable upon the redemption of any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (d) change the Place of Payment where, or the coin or currency in which, any Debt Security or any premium or interest thereon is payable, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after the Stated Maturity, Redemption Date or Repayment Date, (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or (g) modify any of the provisions set forth in this paragraph except to increase any such percentage or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby. (Section 902)

  The Holders of at least a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1011) The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series and any coupons appertaining thereto, waive any past default under the Indenture with respect to Debt Securities of that series, except a default (a) in the payment of principal of or any premium or interest on any Debt Security of such series or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

  The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (ii) the principal amount of a Debt Security denominated in other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Debt Security of the amount determined as provided in (i) above of such Debt Security) and (iii) Debt Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding. (Section 101)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that any successor Person expressly assumes the Company's obligations on the Debt Securities and under the Indenture and that, after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

NOTICES

  Except as otherwise provided in the Indenture, notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they appear in the Debt Security Register. (Section 106)

TITLE

  Prior to due presentment of a Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of and any premium and any interest (other than Defaulted Interest or as otherwise provided in the applicable Prospectus Supplement) on such Debt Security and for all other purposes whatsoever, whether or not such Debt Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. (Section 308)

REPLACEMENT OF DEBT SECURITIES

  Any mutilated Debt Security will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the Trustee. Debt Securities that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of the Debt Security or evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee. In the case of a destroyed, lost or stolen Debt Security, an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Debt Security before a replacement Debt Security will be issued. (Section 306)

GOVERNING LAW

  The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

REGARDING THE TRUSTEE

  The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 613) The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest and there is a default under the Debt Securities of any series for which the Trustee serves as trustee, the Trustee must eliminate such conflict or resign. (Section 608)

  The Trustee currently provides certain banking and financial services to the Company in the ordinary course of business and may provide other such services in the future.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The authorized capital stock of the Company consists of 150,000,000 shares, $.01 par value per share ("Common Stock"). The authorized capital stock is divisible into classes and series, has designations, voting rights and other rights and preferences, and is subject to restrictions that the Board of Directors may from time to time establish. Unless otherwise established by the Board of Directors, all shares of capital stock issued by the Company are designated as Common Stock. As of August 29, 1996, 92,473,017 shares of Common Stock were issued and outstanding and no shares of preferred stock were designated, issued or outstanding. The following summary is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws.

COMMON STOCK

  Holders of Common Stock are entitled to one vote per share on matters to be voted upon by the shareholders and are not entitled to cumulative voting in the election of directors. Subject to any preferences granted to holders of any future preferred stock or any other senior equity, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of liquidation, dissolution and winding up of the Company. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights with respect to Common Stock. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

  The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Any such issuance may adversely affect the interests of holders of the Common Stock by limiting the control which such holders may exert by exercise of their voting rights, by subordinating their rights in liquidation to the rights of the holders of the preferred stock of the Company and otherwise. In addition, the issuance of preferred stock of the Company may, in some circumstances, deter or discourage takeover attempts and other changes in control of the Company, including takeovers and changes in control which some holders of the Common Stock may deem to be in their best interests and in the best interests of the Company, by making it more difficult for a person who has gained a substantial equity interest in the Company to obtain voting control or to exercise control effectively. The Company has no current plans or agreements with respect to the issuance of any shares of preferred stock.

REGISTRAR AND TRANSFER AGENT

  The registrar and transfer agent for the Common Stock is Norwest Bank Minnesota, N.A.

                             SELLING SHAREHOLDERS

  The shareholders of the Company named in the table below (the "Selling Shareholders") may from time to time offer shares of Common Stock of the Company. The only Securities that may be offered by the Selling Shareholders are shares of Common Stock, which together have an aggregate initial public offering price of up to $250,000,000. Each Prospectus Supplement will name each Selling Shareholder (if any) offering shares thereby, indicate the nature of any position, office or other material relationship which the Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates, and state the number of shares of Common Stock owned by the Selling Shareholder prior to the offering, the number of shares of Common Stock offered by the Selling Shareholder pursuant to the Prospectus Supplement and the number of shares of Common Stock and the percentage (if one percent or more) of the outstanding Common Stock owned by the Selling Shareholder after the offering.

                                                          SHARES BENEFICIALLY
                                                       OWNED AS OF SEPTEMBER 27,
                                                                 1996
                                                       -------------------------
                                                                     PERCENT
               NAME OF BENEFICIAL OWNER                  NUMBER   OF OUTSTANDING
               ------------------------                ---------- --------------
Micron Technology, Inc. (1)........................... 73,312,863      79.3%
 8000 South Federal Way
 Boise, Idaho 83707
Joseph M. Daltoso (2).................................  1,075,234       1.2%
T. Erik Oaas (3)......................................    635,357         *
Gregory D. Stevenson (4)..............................    635,357         *
Robert F. Subia (5)...................................     95,783         *
Brian C. Klene (6)....................................      1,093         *
George A. Haneke (7)..................................    166,438         *
Nelson L. Hanks (8)...................................        500         *
Dean A. Klein (9).....................................      8,759         *
Gene P. Thomas, Jr. (10)..............................    194,438         *
Jess Asla (11)........................................    294,090         *

--------

* Less than one percent (1%).

(1) Micron Technology, Inc. is the parent of the Company. Four directors of the Company are currently also directors of Micron Technology, Inc.

(2) Mr. Daltoso is the Chairman of the Board, President and Chief Executive Officer of the Company.

(3) Mr. Oaas is the Vice President, Finance, Chief Financial Officer and a director of the Company.

(4) Mr. Stevenson is the Executive Vice President, Operations and a director of the Company.

(5) Mr. Subia is the Chairman of the Board, President and Chief Executive Officer of Micron Custom Manufacturing Services, Inc., a wholly-owned subsidiary of the Company. Mr. Subia is also a director of the Company.

(6) Mr. Klene is the Executive Vice President, Sales and Marketing of the
    Company.

(7) Mr. Haneke is the Vice President, Chief Information Officer of the
    Company.

(8) Mr. Hanks is the Vice President, Purchasing of the Company.

(9) Mr. Klein is the Vice President, Chief Technical Officer of the Company.

(10) Mr. Thomas is the Vice President, Marketing of the Company.

(11) Mr. Asla is the Vice President, Operations of Micron Custom Manufacturing Services, Inc., a wholly-owned subsidiary of the Company.

                             PLAN OF DISTRIBUTION

  The Company and the Selling Shareholders may sell the Securities separately or together, (i) to one or more underwriters or dealers for public offering and sale by them and (ii) to investors directly or through agents. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Securities offered thereby.

  In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company and/or the Selling Shareholders or from purchasers of the Securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the Securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of the Securities received by them may be deemed to be underwriting discounts and commissions thereunder. Any such underwriter, dealer or agent will be identified and any such compensation received from the Company or the Selling Shareholders will be described in the Prospectus Supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Under agreements that may be entered into with the Company, underwriters, dealers and agents may be entitled to indemnification by the Company and/or the Selling Shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

  The Company and/or the Selling Shareholders may grant underwriters who participate in the distribution of Securities an option to purchase additional Securities to cover over-allotments, if any.

  All Debt Securities will be new issues of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Company for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with or perform services for the Company or the Selling Shareholders in the ordinary course of business.

                                LEGAL OPINIONS

  The validity of the Securities is being passed upon for the Company and the Selling Shareholders by Wilson Sonsini Goodrich & Rosati, a Professional Corporation, Palo Alto, California.

                                    EXPERTS

  The balance sheets of Micron Electronics, Inc. as of August 29, 1996 and August 31, 1995 and the statements of operations, shareholders' equity and cash flows for each of the three years in the period ended August 29, 1996 incorporated herein by reference to the Annual Report on Form 10-K of Micron Electronics, Inc. for the year ended August 29, 1996 have been so incorporated in reliance upon the reports of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses, other than any underwriting discount and commissions, in connection with the issuance and distribution of the Securities being registered.

                                                                       AMOUNT
                                                                     TO BE PAID
                                                                     ----------
   Registration fee................................................. $  98,485
   Nasdaq National Market fee.......................................    17,500
   Trustee's fees and expenses......................................    15,000*
   Accounting fees and expenses.....................................   100,000*
   Printing and engraving...........................................    50,000*
   Transfer agent and registrar fees and expenses...................    15,000*
   Blue Sky and legal investment fees and expenses..................    15,000*
   Legal fees and expenses of the registrant........................   175,000*
   Miscellaneous....................................................    14,015*
                                                                     ---------
       Total........................................................ $ 500,000*
                                                                     =========

--------
* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 302A.521, subd. 2, of the Minnesota Business Corporation Act (the "Minnesota Act") requires the registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the registrant, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions complained of in the proceeding, the person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the registrant or, in the case of performance by a director, officer or employee of the registrant involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interest of the registrant. In addition, Section 302A.521, subd. 3 of the Minnesota Act requires payment by the registrant upon written request of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the registrant's Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

  Provisions regarding limitation of the liability of the directors of the registrant are contained in Article 8 of the registrant's Restated Articles of Incorporation, as amended to date, and provisions regarding indemnification of directors and officers of the registrant are contained in Article IX of the registrant's Bylaws. In addition, the registrant has indemnification agreements with its directors and officers that require the registrant to indemnify its directors and officers under certain conditions.

  Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement for certain provisions regarding indemnification of officers and directors of the registrant by the several Underwriters.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  1.1    Form of Underwriting Agreement (Common Stock)
  1.2    Form of Underwriting Agreement (Debt Securities)
  4.1    Form of Indenture
  4.2    Form of Debt Security (included in Exhibit 4.1)
  5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
 12.1    Computation of Ratio of Earnings to Fixed Charges*
 23.1    Consent of Coopers & Lybrand L.L.P.
 23.2    Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         (included in Exhibit 5.1)
 24.1    Powers of Attorney of certain directors and officers of the Company
         (contained on Page II-4)*
 25.1    Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Norwest Bank Minnesota, N.A**

--------

* Previously filed.

** To be filed on a delayed basis pursuant to Section 305(b)(2) of the Trust
   Indenture Act of 1939, as amended, and 17 CFR (S)(S)260.5b1-5b3.

ITEM 17. UNDERTAKINGS

  1. The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in clauses (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  2. The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. Insofar as indemnification of liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  4. The undersigned registrant hereby undertakes that:

    (a) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (b) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, MICRON ELECTRONICS, INC., A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF MINNESOTA, CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NAMPA, STATE OF IDAHO, ON THE 18TH DAY OF OCTOBER, 1996.

                                          Micron Electronics, Inc.

                                               /s/ T. Erik Oaas
                                          By___________________________________
                                                   T. ERIK OAAS
                                             VICE PRESIDENT OF FINANCE
                                             AND CHIEF FINANCIAL OFFICER

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURES                     TITLE                   DATE
           ----------                     -----                   ----

               *                       Chairman of the           October 18,
-------------------------------------   Board, Chief              1996
                                        Executive Officer
       JOSEPH M. DALTOSO                and President

        /s/ T. Erik Oaas               Vice President of         October 18,
-------------------------------------   Finance, Chief            1996
                                        Financial Officer
          T. ERIK OAAS                  and Director
                                        (Principal
                                        Financial and
                                        Accounting Officer)

               *                       Executive Vice            October 18,
-------------------------------------   President,                1996
                                        Operations,
      GREGORY D. STEVENSON              Director

               *                       Director, Chairman,       October 18,
-------------------------------------   President and Chief       1996
                                        Executive Officer
        ROBERT F. SUBIA                 of Micron Custom
                                        Manufacturing
                                        Services, Inc.

               *                       Director                  October 18,
-------------------------------------                             1996

       STEVEN R. APPLETON

               *                       Director                  October 18,
-------------------------------------                             1996

         JERRY M. HESS

               *                        Director                 October 18,
-------------------------------------                             1996

       ROBERT A. LOTHROP

               *                        Director                 October 18,
-------------------------------------                             1996

        JOHN R. SIMPLOT



     *    /s/ T. Erik Oaas                                       October 18,
-------------------------------------                             1996
          T. ERIK OAAS
         ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

 EXHIBIT                                                                  PAGE
 NUMBER                          EXHIBIT TABLE                           NUMBER
 -------                         -------------                           ------
  1.1    Form of Underwriting Agreement (Common Stock)
  1.2    Form of Underwriting Agreement (Debt Securities)
  4.1    Form of Indenture
  4.2    Form of Debt Security (included in Exhibit 4.1)
  5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation
 12.1    Computation of Ratio of Earnings to Fixed Charges*
 23.1    Consent of Coopers & Lybrand L.L.P.
 23.2    Consent of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation (included in Exhibit 5.1)
 24.1    Powers of Attorney of certain directors and officers of the
         Company (contained on Page II-4)*
 25.1    Form of T-1 Statement of Eligibility and Qualification under
         Trust Indenture Act of 1939**

--------

* Previously filed.

** To be filed on a delayed basis pursuant to Section 305(b)(2) of the Trust
   Indenture Act of 1939, as amended, and 17 CFR (S)(S)260.5b1-5b3.